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                                                                    Exhibit 3.13

                             [STATE OF FLORIDA LOGO]

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation of ECKERD FLEET, INC., a corporation organized under the laws of the State of Florida, filed on September 7, 1979, as shown by the records of this office.

The document number of this corporation is 635523.


                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                              Twenty-sixth day of July, 2004

[SEAL]                                              /s/ Glenda G. Hood
                                                        Glenda G. Hood
CR2EO22 (2-03)                                        Secretary of State

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                                                                    FILED
                                                             SEP 7 1:42 PM 1979
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                          CERTIFICATE OF INCORPORATION
                                       OF
                               ECKERD FLEET, INC.

          In order to form a corporation under and in accordance with the provisions of the laws of the State of Florida for the Formation of Corporations for Profit, we, the undersigned, hereby associate ourselves into a corporation for the purposes and with the powers hereinafter mentioned; and to that end, we do, by this Certificate of Incorporation, set forth:

                                       I.

          The name of the proposed corporation shall be:

                               ECKERD FLEET, INC.
                                                                          635523

                                       II.

          The duration of the Corporation shall be perpetual.

                                      III.

          The general nature of the business to be transacted by this Corporation shall be as follows:

          1. To acquire, hold, purchase, exchange, sell, convey, lease, mortgage, pledge, improve, alter, manage, develop and otherwise deal and trade in real and personal property of every kind and description.

          2. To acquire, hold, purchase, exchange, sell, convey, lease, mortgage, erect, construct, alter, manage, improve and operate buildings and structures of all kinds and descriptions; and to operate, manage, lease, control and conduct any and all business incident thereto and in connection therewith.

               To exercise and have any and all powers, rights and privileges granted to and conferred upon

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               corporations by and under the General Corporation Laws of the
               State of Florida.

                                       IV.

          The total number of shares of stock which may be issued by the Corporation shall be one thousand (1,000) shares. Said shares of stock shall be $1.00 par value common stock.

                                       V.

          The Corporation's initial registered office shall be located at 2120 U.S. Highway 19 South, Clearwater, Pinellas County, Florida, but the Corporation may maintain offices and transact business in such other places within or without the State of Florida as may be from time to time designated by the Board of Directors. The Corporation's registered agent at the above address is Jackie E. Post.

                                                /s/ Jackie E. Post
                                                --------------------------------
                                                Jackie E. Post, Registered Agent

                                       VI.

          The number of Directors constituting the initial Board of Directors shall be three (3), the exact number to be determined by the Bylaws or by special vote of the stockholders. The names and addresses of the initial Directors are as follows:

          Stewart Turley        2120 U.S. Highway 19 South
                                Clearwater, Florida 33518
          Thomas E. Nave        2120 U.S. Highway 19 South
                                Clearwater, Florida 33518
          J. Floyd Glisson      2120 U.S. Highway 19 South
                                Clearwater, Florida 33518

                                      VII.

          The names and addresses of the incorporators of this Corporation are:

          James M. Sento        2120 U.S. Highway 19 South
                                Clearwater, Florida 33518
          Austin F. Reed        2120 U.S. Highway 19 South
                                Clearwater, Florida 33518
          Cheryl L. Tauscher    2120 U.S. Highway 19 South
                                Clearwater, Florida 33518

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          IN WITNESS WHEREOF, we have made, subscribed and acknowledged this
Certificate of Incorporation.

                                                     /s/ James M. Santo
                                                   -----------------------------
                                                     /s/ Austin F. Reed
                                                   -----------------------------
                                                     /s/ Cheryl L. Tauscher
                                                   -----------------------------

STATE OF FLORIDA   )
COUNTY OF PINELLAS )

          I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, James M. Santo, Austin F. Reed and Cheryl L. Tauscher, to me well known and known to me to be the individuals who executed the foregoing Certificate of Incorporation, and they acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed.

          WITNESS my hand and official seal at Clearwater, Pinellas County, Florida, this 20th day of August, A.D. 1979.

                                                       /s/ [ILLEGIBLE]
                                                      -----------------------
                                                      Notary Public

My commission expires:

                                     NOTARY PUBLIC STATE OF FLORIDA AT LARGE
                                      MY COMMISSION EXPIRES FEB. [ILLEGIBLE]
                                       BONDED THRU GENERAL INS. [ILLEGIBLE]